Exhibit 99.4

SCANA
POWER FOR LIVING

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

You can vote by Internet or telephone
24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE SHADED BAR BELOW.

Proxies submitted via Internet or telephone must be received by 5:00 p.m., Eastern Daylight Time, on July 27, 2018.

Vote by Internet
- Go to **http://proxy.georgeson.com/**
- Follow the steps outlined on the secure website.

Vote by telephone
- Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3:

	For	Against	Abstain
1. The proposal to approve the merger agreement, pursuant to which Merger Sub will be merged with and into SCANA, with SCANA surviving the merger as a wholly owned subsidiary of Dominion Energy, and each outstanding share of SCANA common stock will be converted into the right to receive 0.6690 of a share of Dominion Energy common stock, with cash paid in lieu of fractional shares.	☐	☐	☐
2. The proposal to approve, on a non-binding advisory basis, the compensation to be paid to SCANA's named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐
3. The proposal to adjourn the special meeting, if necessary or appropriate, in the view of the SCANA board to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal.	☐	☐	☐

B Authorized Signatures — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. DATE AND SIGN BELOW.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2018 SPECIAL MEETING ADMISSION TICKET This Admission Ticket or proof of share ownership on the record date of May 31, 2018 is required for admittance to the meeting. SCANA CORPORATION July 31, 2018 8:30 A.M. Registration begins (water and coffee available) 9:00 A.M. MEETING BEGINS COLUMBIA CONFERENCE CENTER 169 LAURELHURST AVENUE COLUMBIA, SC 29210 PLEASE NOTE: AUDIO OR VISUAL RECORDING AND RELATED EQUIPMENT IS STRICTLY PROHIBITED WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY. ONLY ORIGINAL ADMISSION TICKETS WILL BE ACCEPTED AT THE SPECIAL MEETING. AT THE COMPANY’S DISCRETION, VISITORS OR GUESTS MAY BE ADMITTED AFTER ALL SHAREHOLDERS HAVE BEEN ADMITTED TO THE MEETING. DIRECTIONS TO COLUMBIA CONFERENCE CENTER: From I-26 East take Piney Grove Road Exit 104 and turn left onto Piney Grove Road. Turn right at the second light onto Fernandina Road. From I-26 West take Piney Grove Road Exit 104 and turn right onto Piney Grove Road. Turn right at the first light onto Fernandina Road. Follow Fernandina Road 0.6 miles to Westpark Entrance B and turn left onto Westpark Boulevard. Follow Westpark Boulevard through the curve until it ends at the FBI headquarters. Turn right onto Laurelhurst Avenue and Columbia Conference Center will be on your left. IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SCANA CORPORATION 2018 Special Meeting of Shareholders Proxy Solicited on behalf of the Board of Directors for the Special Meeting July 31, 2018 The undersigned hereby instructs Bank of America, N.A., as Trustee of the SCANA Corporation 401(k) Retirement Savings Plan (the “Plan”), in accordance with the terms of the Plan, to appoint Jimmy Addison and Iris Griffin, or either of them, as proxies with full power of substitution, to vote all shares of SCANA Corporation common stock in which the undersigned has a beneficial interest, in accordance with the terms of the Plan, at the Special Meeting of Shareholders on July 31, 2018, and at any adjournment thereof, as instructed on the reverse hereof, and in their discretion upon all other matters that may properly be presented for consideration at the meeting. Shares will be voted in accordance with your instructions. If no instructions are given, the Trustee will instruct the proxies to vote the shares represented by this proxy proportionally to the Plan shares voted. (Items to be voted appear on reverse side.) Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.